SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 12, 2017
ALERIS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-185443 (Commission File Number)	27-1539594 (IRS Employer Identification No.)
25825 Science Park Drive, Suite 400, Cleveland, Ohio 44122
(Address of Principal Executive Offices, including Zip Code)
(216) 910-3400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with an new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Grants to Non-Employee Directors
On December 12, 2017, the Board of Directors of Aleris Corporation (the “Company”) approved grants of 5,294 Restricted Stock Units (each, an “RSU”) to each non-employee director other than Mr. Michelini (who previously advised the Company that he waives all cash and non-cash compensation from the Company with respect to his service as a director). The RSUs were granted in the form and consistent with the RSU award agreement previously issued by the Company with respect to its non-employee directors. On January 1, 2018, the restrictions will lapse on the RSUs and they will vest as to 100%.
The above summary does not purport to be complete and is qualified in its entirety by reference to the Company’s Form of Aleris Corporation 2010 Equity Incentive Plan Non-Employee Director Restricted Stock Unit Award Agreement, filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 333-173721), filed on January 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALERIS CORPORATION

Date: December 18, 2017
By: /s/ Eric M. Rychel
Name: Eric M. Rychel
Title: Executive Vice President, Chief Financial Officer and Treasurer